                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 14, 2003, (except for the matters disclosed in Note 3 as to which the date is February 10, 2004), relating to the consolidated financial statements and financial statement schedules of American Capital Access Holdings
Limited and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected
Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
McLean, VA

February 12, 2004